UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2015

AMICUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On August 30, 2015, Amicus Therapeutics, Inc., a Delaware corporation (“Amicus”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Scioderm, Inc., a Delaware corporation (“Scioderm”), Titan Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Amicus (“Merger Sub”), and Fortis Advisors LLC, as Shareholders’ Agent (the “Shareholders’ Agent”). The Merger Agreement provides for Merger Sub to merge with and into Scioderm (the “Merger”), with Scioderm surviving as a wholly owned subsidiary of Amicus, subject to the terms and conditions set forth in the Merger Agreement.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, at the closing, Amicus will pay holders of Scioderm’s capital stock, options to purchase Scioderm’s common stock, restricted stock units of Scioderm and warrants to purchase Scioderm’s common stock (collectively, the “Effective Time Holders”), an amount equal to (i) $220 million, plus (ii) the exercise price of all outstanding options and warrants to purchase Scioderm’s common stock (which amounts are deducted from the merger consideration payable to the applicable holders of Scioderm options and warrants), plus (iii) Scioderm’s cash and cash equivalents (with an adjustment to account for closing working capital and Scioderm’s fees and expenses, which include employee bonuses and certain severance payments) (collectively, the “Initial Amount”). $120 million of the Initial Amount will be payable in cash and the remaining amount will be payable in shares of Amicus’s common stock. For purposes of paying the Initial Amount, the shares of Amicus’s common stock will be valued based on a share price of $14.93. The terms of the Merger Agreement require the Effective Time Holders to sign a lock-up agreement that among other things provides for a lock-up period of 30 days for one-third of the shares of Amicus common stock issued in connection with the Initial Amount and 60 days for one-third of the shares of Amicus common stock issued in connection with the Initial Amount.

Amicus has also agreed to pay up to an additional $350 million to Scioderm shareholders in cash or stock upon achievement of certain clinical and regulatory milestones and $250 million to Scioderm shareholders in cash or stock upon achievement of certain sales milestones (collectively, the “Milestone Payments”). The Milestone Payments will be in cash, shares of Amicus’s common stock, or a combination of both, at the election of Amicus. Further, if Amicus obtains a Rare Pediatric Disease Priority Review Voucher (“PRV”) and sells or otherwise transfers such PRV to a third party, Amicus will pay to the Effective Time Holders an amount equal to the lesser of (i) $100 million and (ii) 50% of the total proceeds from the PRV sale. If Amicus elects to retain the PRV for its own use, it will pay the Effective Time Holders $100 million. Payment of the PRV proceeds will be in cash, to the extent it is sold for cash, and otherwise in cash, shares of Amicus’s common stock, or a combination of both, at the election of Amicus.

For purposes of paying the Milestone Payments and the PRV payment, the shares of Amicus’s common stock will be valued based on the average closing prices for the five days prior to achievement of the Milestone or consummation of the PRV sale, as applicable, and the five days including and following the achievement of the milestones or PRV sale, as applicable.

Simultaneously with the execution and delivery of the Merger Agreement, Amicus entered into an agreement with all of the holders of Scioderm’s Series B preferred stock (the “Series B Additional Purchase Price Agreement”), pursuant to which Amicus will make payments in the aggregate amount of up to $27 million (pro rata over the payment of the Initial Amount and the Milestone Payments) directly to the holders of Scioderm’s Series B preferred stock if the closing occurs on the or prior to the first anniversary of Scioderm’s issuance of the Series B preferred stock. Payment under the Series B Additional Purchase Price Agreement will be made in the same manner as the corresponding payments are made to the Series B holders under the Merger Agreement

The transaction is subject to customary conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The companies currently anticipate that the transaction will be completed in the next 45 days.

The Merger Agreement contains customary representations, warranties, covenants and indemnities of each of Amicus and Scioderm. In addition, the Merger Agreement requires Amicus to register for resale with the Securities and Exchange Commission all shares of its common stock issued as part of the consideration payable in the Merger.

The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement.  The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by Amicus and Scioderm in connection with negotiating their respective terms.  Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders of Amicus.  For the foregoing reasons, none of Amicus’ stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

The foregoing summary of the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 3.02              Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Amicus shares to be issued and sold pursuant to the Merger Agreement will be issued and sold in reliance on an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

2.1                               Agreement and Plan of Merger by and among Amicus Therapeutics, Inc., Titan Merger Sub Corp., Scioderm, Inc. and Fortis Advisors LLC, as Shareholders’ Agent*

* Portions of this exhibit have been redacted pursuant to a request for confidential treatment submitted with the Securities and Exchange Commission. The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Amicus agrees to furnish as a supplement a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request, provided that Amicus may request confidential treatment for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: September 3, 2015	By:	/s/ WILLIAM D. BAIRD III
	Name:	William D. Baird III
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Amicus Therapeutics, Inc., Titan Merger Sub Corp., Scioderm, Inc. and Fortis Advisors LLC, as Shareholders’ Agent*

*

Portions of this exhibit have been redacted pursuant to a request for confidential treatment submitted with the Securities and Exchange Commission. The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Amicus agrees to furnish as a supplement a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request, provided that Amicus may request confidential treatment for any schedule or exhibit so furnished.